UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

On December 2, 2013, CNL Healthcare Properties, Inc. (the “Company”) filed a Form 8-K disclosing our acquisition of twelve retirement communities (collectively referred to as the “the Communities”) from an unaffiliated third party on December 2, 2013.

The Form 8-K is hereby amended to include the required financial information.

(a)	Financial Statements of Business Acquired.

Pacific Northwest Retirement Communities (Twelve Communities)

Combined financial statements as of September 30, 2013 (Unaudited) and December 31, 2012 and for the nine months ended September 30, 2013 and 2012

Combined Balance Sheets

Combined Statements of Income

Combined Statements of Changes in Members’ Deficit

Combined Statements of Cash Flows

Notes to Combined Financial Statements

Combined financial statements as of December 31, 2012, 2011 and 2010, and for the years ended December 31, 2012, 2011 and 2010.

Independent Auditor’s Report

Combined Balance Sheets

Combined Statements of Income

Combined Statements of Changes in Members’ Deficit

Combined Statements of Cash Flows

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information.

CNL Healthcare Properties, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Statements:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2013

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2013

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated March 12, 2012, our Annual Report on Form 10-K for the year ended December 31, 2012, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from our offering of our shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HEALTHCARE PROPERTIES, INC.

Date: February 11, 2014	By:	/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President and Chief Financial Officer

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

COMBINED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Combined Balance Sheets

September 30, 2013 and December 31, 2012

	(Unaudited) September 30, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$2,728,311	$3,805,950
Restricted cash	2,852,836	2,213,880
Accounts receivable, net of allowance for doubtful accounts of $382,214 and $242,564, respectively	297,186	396,281
Prepaid expenses and other assets	276,614	630,027

Total current assets	6,154,947	7,046,138

Notes receivable	2,026,691	2,021,244
Property and equipment, net	106,329,046	111,394,026
Deferred financing fees, net of accumulated amortization of $807,301 and $548,928, respectively	1,636,823	1,895,195

Total assets	$116,147,507	$122,356,603

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Current portion of long-term debt	$18,574,175	$3,469,778
Loans from related parties	30,270,690	29,990,999
Accounts payable and accrued expenses	1,428,729	1,181,854
Accrued interest payable	1,803,443	1,245,058
Unearned rent	363,855	439,482

Total current liabilities	52,440,892	36,327,171

Long-term debt, net of current portion	100,100,483	118,129,821

Total liabilities	152,541,375	154,456,992

Members’ deficit	(36,393,868)	(32,100,389)

Total members’ deficit	(36,393,868)	(32,100,389)

Total liabilities and members’ deficit	$116,147,507	$122,356,603

See accompanying notes to combined financial statements.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Combined Statements of Income

For the Nine Months Ended September 30, 2013 and 2012

	(Unaudited)	(Unaudited)
	2013	2012
Revenues:
Resident fees and services	$26,426,819	$26,137,141
Other	8,899	(28,582)

Total revenues	26,435,718	26,108,559

Costs and expenses:
Labor	7,472,916	7,203,631
Depreciation	5,090,509	5,099,342
General and administrative	2,790,502	2,888,265
Food	1,145,792	1,100,996
Insurance	364,905	386,053
Utilities	1,458,784	1,392,032
Taxes and license fees	1,287,147	1,299,733
Repairs and maintenance	812,444	671,292
Advertising and marketing	314,190	411,820
Ancillary expenses	445,707	92,753

Total costs and expenses	21,182,896	20,545,917

Operating income	5,252,822	5,562,642

Other costs and expenses:
Interest expense, net	4,872,644	4,925,084
Amortization of financing costs	258,372	263,413

Total other costs and expenses, net	5,131,016	5,188,497

Net income	$121,806	$374,145

See accompanying notes to combined financial statements.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Combined Statement of Changes in Members’ Deficit

For the Nine Months Ended September 30, 2013

Balance, beginning of period	$(32,100,389)

Member contributions	(4,415,285)

Net income	121,806

Balance, end of period	$(36,393,868)

See accompanying notes to combined financial statements.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Combined Statements of Cash Flows

For the Nine Months Ended September 30, 2013 and 2012

	(Unaudited)	(Unaudited)
	2013	2012

Cash flows from operating activities:
Net income	$121,806	$374,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,090,509	5,099,342
Amortization of deferred financing costs	258,372	263,413
Changes in assets and liabilities:
Accounts receivable	99,095	(57,942)
Prepaid expenses and other assets	353,413	(35,221)
Accounts payable and accrued expenses	246,875	(47,466)
Accrued interest payable	558,385	476,275
Unearned rent	(75,627)	20,273

Net cash provided by operating activities	6,652,828	6,092,820

Cash flows from investing activities:
Additions to property and equipment	(25,529)	(2,117,228)
Collections on (loans made) to notes receivable	(5,447)	704,020
Additions to deferred financing costs	—	(577,599)
Decrease (Increase) in restricted cash	(638,956)	6,097,808

Net cash used in investing activities	(669,932)	4,107,001

Cash flows from financing activities:
Principal payments on long-term debt	(2,924,941)	(4,918,146)
Borrowings on related party debt	1,358,800	4,181,510
Principal payments on related party debt	(1,079,109)	(110,108)
Contributions from members	—	1,644,976
Distributions to members	(4,415,285)	(5,156,462)

Net cash used in financing activities	(7,060,535)	(4,358,230)

Net decrease in cash and cash equivalents	(1,077,639)	5,841,591

Cash and cash equivalents:
Beginning of period	3,805,950	3,490,257

End of period	$2,728,311	$9,331,848

See accompanying notes to combined financial statements.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2013 and 2012

Note 1 - Organization and nature of business

The Mountain West Retirement Communities (Twelve Communities) consist of twelve assisted living communities (the “Communities”) held in separate Limited Liability Companies and owned by affiliates of Mountain West Retirement Corporation (“Mountain West”). The Communities were developed and are managed by affiliates of Mountain West.

As of September 30, 2013, the Mountain West Retirement Communities identified in the table below collectively feature a mix of 486 independent living units, 790 assisted living units, and 132 memory care units for a total of 1,408 residential units as follows:

Mountain West Retirement Communities	Location	Total Units
Beaverton Hills Assisted Living	Beaverton, OR	60
Five Rivers Assisted Living	Tillamook, OR	88
Bonaventure of Sparks	Sparks, NV	240
Bonaventure of Billings Assisted Living	Billings, MT	210
High Desert Assisted Living	Bend, OR	68
Tualatin Assisted Living	Tualatin, OR	60
Southern Hills Assisted Living	Salem, OR	66
Gresham Assisted Living	Gresham, OR	66
Orchard Heights Assisted Living	Salem, OR	79
Arbor Place Assisted Living	Medford, OR	72
Bonaventure of Idaho Falls	Idaho Falls, ID	193
Bonaventure Place Assisted Living	Boise, ID	206

The Communities were opened at various points in time ranging from 1999 through 2009.

Note 2 - Summary of significant accounting policies

Basis of presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The combined financial statements reflect the combined financial position and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated. The financial statements are being presented on a combined basis as the Communities are under common management and control for all periods presented.

Cash and cash equivalents

For purposes of the combined statement of cash flows, the Communities considers all short-term investments with an original maturity of three months or less to be cash equivalents.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Nine Months Ended September 30, 2013 and 2012

Note 2 - Summary of significant accounting policies (continued)

Property and equipment, net

Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful life of each class of depreciable assets as follows:

Land improvements	15 years
Building and improvements	27.5 years
Equipment and furnishings	5-7 years
Vehicles	5 years

Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows are not sufficient to recover the asset’s carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to the carrying amount.

Deferred financing fees, net

Intangible assets consist of loan fees for obtaining the mortgages payable and are being amortized using the straight-line method over the term of each mortgage. Amortization expense amounted to $258,372 and $263,413 for the nine months ended September 30, 2013 and 2012, respectively. Amortization expense is estimated to be $339,682, $202,575, $102,771, $63,670 and $56,796 in years 2014 through 2018, respectively.

Tenant accounts receivable

Tenant accounts receivable are stated at the amount management expects to collect on balances outstanding at year end. Based on management’s review of aging and collections at the end of the year, bad debts are provided for on the allowance method.

Revenue recognition

The Communities recognize rental revenue from its residents on a monthly basis. It bills the residents one month in advance of service being rendered and, therefore, cash payments received for services are recorded as unearned revenue until the services are rendered and the revenue is earned. The Communities also bill the residents for ancillary services provided to the residents.

Advertising costs

The Communities’ policy is to expense advertising costs as incurred. Advertising costs were $314,190 and $411,820 for the nine months ended September 30, 2013 and 2012, respectively.

Estimates

The process of preparing combined financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the combined financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Nine Months Ended September 30, 2013 and 2012

Note 2 - Summary of significant accounting policies (continued)

Income taxes

The accompanying combined financial statements do not include a provision or liability for federal income taxes because the members are taxed individually on their share of each Communities’ earnings. Based on management’s evaluation, if it were more than 50% probable that a material amount of income tax would be imposed at the entity level upon examination by the relevant taxing authorities, a liability would be recognized in the accompanying combined balance sheet along with any interest and penalties that would result from that assessment. Should any such penalties and interest be incurred, the Communities’ policy would be to recognize them as other expenses. No interest or penalties have been accrued or charged to expense as of September 30, 2013 or for the nine months then ended.

The Communities’ income tax returns are subject to examination by taxing authorities for a period of three years from the date they are filed. As of September 30, 2013, the Communities’ income tax returns for 2012, 2011 and 2010 are subject to examination by the Internal Revenue Service and applicable state and local taxing authorities.

Allocation of profits, losses and credits

The Limited Liability Company Agreements provide for, among other things, the allocation of profits and losses, which are allocated to members in proportion to their ownership units. When a loss or deduction allocation results in an adjusted capital account deficit to any member, the loss or deduction is reallocated first to those members who do not have an adjusted capital account deficit as of the end of the taxable year.

New accounting policies

The Communities believe there are no new accounting pronouncements for which adoption will have a material impact on the Communities’ combined financial statements.

Note 3 - Cash balances

The Communities maintain both interest-bearing and non-interest bearing cash accounts with various financial institutions. Interest-bearing accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per account holder. At times throughout the nine months ended September 30, 2013 and 2012, the Communities’ cash deposits may have exceeded federally insured amounts. However, the Communities continue to monitor the third-party depository institutions that hold the Communities’ cash, primarily with the goal of safety of principal. The Communities attempt to limit cash investments to financial institutions with high credit standing; therefore, the Communities believed they are not exposed to any significant credit risk.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Nine Months Ended September 30, 2013 and 2012

Note 4 - Concentrations of credit risk

The Communities grant credit without collateral to its residents, most of who are from the local area. The Communities’ accounts receivable were concentrated in the following major payor classes at:

	(Unaudited) September 30, 2013	December 31, 2012
Medicaid	$114,383	$107,667
Private pay	565,017	531,178

	679,400	638,845
Less allowance for doubtful accounts	(382,214)	(242,564)

Accounts receivable, net	$297,186	$396,281

Note 5 - Restricted cash

Under regulatory agreements, some of the twelve communities are required to set aside amounts for replacement of property and for property taxes and insurance. HUD restricted deposits of $2,852,836 and $2,213,880 at September 30, 2013 and December 31, 2012, respectively, are held by the mortgagees for this purpose.

Note 6 - Notes payable

The Communities’ notes payable consist of the following at September 30, 2013 and December 31, 2012:

	(Unaudited) September 30, 2013	December 31, 2012

HUD - insured mortgage payable through July 2041 in monthly installments of $32,687 including interest at 6.75%. Collateralized by the real estate of one facility (MWSH Beaverton).	$4,923,534	$4,967,226

HUD - insured mortgage payable through April 2034 in monthly installments of $34,245 including interest at 5.05%. Collateralized by the real estate of one facility (Five Rivers).	5,241,264	5,348,685

Note payable through April 2015 in minimum monthly principal installments of $75,000 including interest at a 30-Day LIBOR plus 3% (3.19% at 9/30/2013). Collateralized by the real estate of one facility (MWSH Sparks) and personally guaranteed by two owners.	33,344,663	34,019,663

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Nine Months Ended September 30, 2013 and 2012

Note 6 - Notes payable (continued)

	(Unaudited) September 30, 2013	December 31, 2012

Note payable through November 2016 in monthly installments of $30,917 including interest at LIBOR plus 3.18% (3.36% at 9/30/2013). Collateralized by real estate of one facility (MWSH Billings) and personally guaranteed by one owner.	$15.000,000	$15,000,000

Note payable through April 2015 in minimum monthly principal installments of $125,000 including interest at 30-Day LIBOR plus 3% (3.19% at 9/30/2013). Collateralized by the real estate of one facility (MWSH Boise) and personally guaranteed by two owners.	17,254,119	18,685,060

HUD - insured mortgage payable through April 2034 in monthly installments of $38,541 including interest at 4.75%. Collateralized by the real estate of one facility (MWSH Bend).	6,052,329	6,181,019

Mortgage payable through August 2020 in monthly installments of $20,649 including interest at 5.79%. Collateralized by the real estate of one facility (Tualatin).	3,381,513	3,418,001

HUD - insured mortgage payable through May 2041 in monthly installments of $24,876 including interest at 6.25%. Collateralized by the real estate of one facility (Southern Hills).	3,924,961	3,963,844

HUD - insured mortgage payable through May 2041 in monthly installments of $32,465 including interest at 6.15%. Collateralized by the real estate of one facility (Orchard Heights).	5,174,071	5,226,254

Note payable through May 2014 in monthly principal payments of $23,300 including interest at LIBOR plus 3% with a 4% floor (4% at 9/30/2013). Collateralized by the real estate of one facility (MWSH Idaho Falls) and personally guaranteed by two owners.	15,002,298	15,211,998

HUD - insured mortgage payable through April 2034 in monthly installments of $35,083 including interest at 4.75%. Collateralized by the real estate of one facility (MWSH Medford).	5,509,328	5,626,472

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Nine Months Ended September 30, 2013 and 2012

Note 6 - Notes payable (continued)

	(Unaudited) September 30, 2013	December 31, 2012

HUD - insured mortgage payable through October 2039 in monthly installments of $23,321 including interest at 5.50%. Collateralized by the real estate of one facility (Gresham).	$3,866,578	$3,915,835

Note payable through October 2014 in monthly installments of $980 including interest at 7%. Collateralized by a vehicle (MWSH Billings).	—	17,321

Note payable through September 2014 in monthly installments of $1,031 including interest at 6.997%. Collateralized by a vehicle (MWSH Idaho Falls).	—	18,221

	118,674,658	121,599,599

Less principal amounts due within one year	(18,574,175)	(3,469,778)

	$100,100,483	$118,129,821

Aggregate maturities required on principal for each of the succeeding five years and thereafter are as follows:

Year ending

2014	$18,574,175
2015	49,414,394
2016	15,148,221
2017	939,467
2018	990,904
Thereafter	33,607,497

$118,674,658

Some of the Communities’ outstanding mortgage balances contain financial covenants including debt service coverage ratio, debt yield ratio and rent collection limits. As of September 30, 2013, MWSH Idaho Falls had violated a related covenant that made the balance callable by the lender as of September 30, 2013; however, the loan was not called due by the lender and as such the balance remains classified as long-term debt on the accompanying combined balance sheet. The note payable was paid in full on December 2, 2013 pursuant to the sale of the Community. See Note 11.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Nine Months Ended September 30, 2013 and 2012

Note 7 - Property and equipment, net

Property and equipment consisted of the following at:

	(Unaudited) September 30, 2013	December 31, 2012
Land and land improvements	$17,709,994	$17,709,994
Building and building improvements	114,692,797	114,685,477
Equipment and furnishings	19,726,025	19,707,817

	152,128,816	152,103,288
Less: accumulated depreciation	(45,799,770)	(40,709,262)

	$106,329,046	$111,394,026

Note 8 - Related party transactions

Pursuant to various management agreements, the Communities pay management fees ranging from 5% to 7% of residential income collected to Mountain West Retirement Corporation (a retirement management agent of common ownership). The amounts incurred for management fees were $1,418,734 and $1,310,432 for the nine months ended September 30, 2013 and 2012, respectively.

The Communities reimburse the related management company for ordinary operating expenses paid for by the related management company on the Communities’ behalf. The Communities were owed $85,976 and $20,888 from the management company under common ownership, which is included in accounts payable and accrued expenses on the combined balance sheets, as of September 30, 2013 and December 31, 2012, respectively.

The Communities have loans payable to related parties in the total amount of $30,270,690 and $29,990,999 as of September 30, 2013 and December 31, 2012, respectively. Notes payable to Mountain West Senior Housing, LLC, an affiliated company through common ownership, are payable on demand with interest only payments being paid monthly at an annual rate ranging from 4.5% to 8%. The balance due on these notes at September 30, 2013 and December 31, 2012 was $28,920,690 and $28,715,999, respectively. In addition, accrued interest payable on these notes payable amounted to $1,534,075 and $915,368 as of September 30, 2013 and December 31, 2012, respectively. Interest expense paid on these notes payables amounted to $1,018,279 and $862,625 for the nine months ended September 30, 2013 and 2012, respectively. A note payable to an owner of the Communities is payable on demand with interest only payments being paid monthly at an annual rate of 8%. The balance due at September 30, 2013 and December 31, 2012 was $1,350,000 and $1,275,000, respectively. In addition, accrued interest payable on this note payable amounted to $149,773 and $69,405 as of September 30, 2013 and December 31, 2012, respectively. Interest expense paid on this note payable amounted to $80,367 and $78,052 for the nine months ended September 30, 2013 and 2012, respectively.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Nine Months Ended September 30, 2013 and 2012

Note 8 - Related party transactions (continued)

The Communities have various notes receivable from Mountain West Senior Housing, LLC, a company affiliated to the Communities through common ownership, and an owner of the Communities. As of September 30, 2013 and December 31, 2012, the amounts owed to the Communities under these notes receivable were $2,026,691 and $2,012,244, respectively. These notes receivable have interest rates ranging from 2% to 8% with interest only payments being received. These notes receivable are payable on demand. Interest income earned on these notes receivable was $111,673 and $111,964 for the nine months ended September 30, 2013 and 2012.

Note 9 - Commitments and contingencies

From time to time the Communities may be exposed to litigation arising from operations of their business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Communities’ financial condition or results of operations.

Note 10 - Subsequent events

Management has evaluated subsequent events through January 24, 2014, which is the date the combined financial statements were available to be issued, and has determined that the following disclosure is necessary.

On October 24, 2013, the Communities borrowed $10,880,517 from a company affiliated with the Communities through common ownership in order to pay down the note payable (MWSH Sparks) to the lender so that the Communities would be in compliance with the lender’s loan covenants.

On October 24, 2013, the Communities borrowed $1,800,159 from a company affiliated with the Communities through common ownership in order to pay down the note payable (MWSH Boise) to the lender so that the Communities would be in compliance with the lender’s loan covenants.

In a transaction that closed on December 2, 2013, Mountain West sold the Communities to CNL Healthcare Properties, Inc. for $302,280,000, exclusive of closing costs.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012, 2011, AND 2010

WITH

INDEPENDENT AUDITOR’S REPORT

Independent Auditor’s Report

To the Stockholders of Mountain West Retirement Corporation

and CNL Healthcare Properties, Inc. and Subsidiaries

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of Mountain West Retirement Communities (Twelve Communities), which comprise the balance sheets as of December 31, 2012, 2011 and 2010, and the related combined statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Communities as of December 31, 2012, 2011, and 2010, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mack, Roberts & Co., LLC
Portland, Oregon

January 30, 2014

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Combined Balance Sheets

December 31, 2012, 2011 and 2010

	2012	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$3,805,950	$3,490,257	$3,602,022
Restricted cash	2,213,880	8,781,619	2,244,946
Accounts receivable, net of allowance for doubtful accounts of $242,564, $145,623,and $100,817, respectively	396,281	492,425	482,818
Prepaid expenses and other assets	630,027	665,149	626,305

Total current assets	7,046,138	13,429,450	6,956,091

Notes receivable	2,021,244	4,088,333	4,024,746
Property and equipment, net	111,394,026	114,935,348	121,395,302
Deferred financing fees, net of accumulated amortization of $548,928, $332,540, and $198,714, respectively	1,895,195	1,608,069	1,428,146

Total assets	$122,356,603	$134,061,200	$133,804,285

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Current portion of long-term debt	$3,469,778	$2,482,378	$2,462,434
Loans from related parties	29,990,999	24,754,391	31,494,372
Accounts payable and accrued expenses	1,181,854	1,332,500	1,122,533
Accrued interest payable	1,245,058	494,888	1,295,718
Unearned rent	439,482	428,160	444,470

Total current liabilities	36,327,171	29,492,317	36,819,527

Long-term debt, net of current portion	118,129,821	131,700,765	118,093,522

Total liabilities	154,456,992	161,193,082	154,913,049

Members’ deficit	(32,100,389)	(27,131,882)	(21,108,764)

Total members’ deficit	(32,100,389)	(27,131,882)	(21,108,764)

Total liabilities and members’ deficit	$122,356,603	$134,061,200	$133,804,285

See accompanying notes to combined financial statements.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Combined Statements of Income

Years ended December 31, 2012, 2011 and 2010

	2012	2011	2010
Revenues:
Resident fees and services	$35,038,349	$35,321,927	$32,400,125
Other	(14,493)	(22,390)	61,341

Total revenues	35,023,856	35,299,537	32,461,466

Costs and expenses:
Labor	9,717,060	9,942,162	9,515,387
Depreciation	6,800,199	7,725,779	7,604,040
General and administrative	3,878,998	4,356,504	4,178,709
Food	1,500,626	1,555,438	1,407,964
Insurance	508,283	492,118	479,508
Utilities	1,855,084	1,896,004	1,637,829
Taxes and license fees	1,809,595	1,764,442	1,764,488
Repairs and maintenance	873,342	1,085,336	950,295
Advertising and marketing	579,654	748,725	593,578
Ancillary expenses	112,356	92,787	179,554

Total costs and expenses	27,635,197	29,659,295	28,311,352

Operating income	7,388,659	5,640,242	4,150,114

Other costs and expenses:
Interest expense, net	6,633,754	6,447,730	6,439,648
Amortization of financing costs	351,699	133,826	84,083

Total other costs and expenses, net	6,985,453	6,581,556	6,523,731

Net income (loss)	$403,206	$(941,314)	$(2,373,617)

See accompanying notes to combined financial statements.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Combined Statements of Changes in Members’ Deficit

Years ended December 31, 2012, 2011 and 2010

	2012	2011	2010

Balance, beginning of year	$(27,131,882)	$(21,108,764)	$(14,246,337)

Member contributions	1,644,976	1,644,974	1,486,594

Member distributions	(7,016,689)	(6,726,778)	(5,975,404)

Net income (loss)	403,206	(941,314)	(2,373,617)

Balance, end of year	$(32,100,389)	$(27,131,882)	$(21,108,764)

See accompanying notes to combined financial statements.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Combined Statements of Cash Flows

Years ended December 31, 2012, 2011 and 2010

	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$403,206	$(941,314)	$(2,373,617)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,800,199	7,725,779	7,604,040
Loss on sale of property and equipment	—	—	4,964
Amortization of deferred financing costs	351,699	133,826	84,083
Changes in assets and liabilities:
Accounts receivable	96,144	(9,607)	(174,242)
Prepaid expenses and other assets	35,122	(38,844)	(160,133)
Accounts payable and accrued expenses	(150,646)	209,967	32,676
Accrued interest payable	750,170	(800,829)	374,919
Unearned rent	11,322	(16,310)	152,470

Net cash provided by operating activities	8,297,216	6,262,668	5,545,160

Cash flows from investing activities:
Proceeds from sale of property and equipment	—	—	33,636
Additions to property and equipment	(3,258,877)	(1,265,825)	(1,739,263)
Collections on notes receivable	2,074,391	142,347	140,900
Loans made	(7,302)	(205,934)	(346,512)
Decrease (increase) in restricted cash	6,567,739	(6,536,673)	642,175

Net cash provided by (used in) investing activities	5,375,951	(7,866,085)	(1,269,064)

Cash flows from financing activities:
Borrowings on long-term debt	—	15,523,341	2,547,906
Principal payments on long-term debt	(12,583,544)	(1,896,154)	(1,317,386)
Additions to deferred financing costs	(638,825)	(313,749)	(232,996)
Borrowings on related party debt	5,383,418	7,192,100	538,130
Principal payments on related party debt	(146,810)	(13,932,082)	(508,898)
Contributions from members	1,644,976	1,644,974	1,486,594
Distributions to members	(7,016,689)	(6,726,778)	(5,975,404)

Net cash provided by (used in) financing activities	(13,357,474)	1,491,652	(3,462,054)

Net increase (decrease) in cash	315,693	(111,765)	814,042
Cash and cash equivalents:
Beginning of year	3,490,257	3,602,022	2,787,980

End of year	$3,805,950	$3,490,257	$3,602,022

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$6,200,272	$7,820,395	$6,133,992

See accompanying notes to combined financial statements.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

Note 1 - Organization and nature of business

The Mountain West Retirement Communities (Twelve Communities) consist of twelve assisted living communities (the “Communities”) held in separate Limited Liability Companies and owned by affiliates of Mountain West Retirement Corporation (“Mountain West”). The Communities were developed and are managed by affiliates of Mountain West.

As of December 31, 2012, the Mountain West Retirement Communities identified in the table below collectively feature a mix of 486 independent living units, 790 assisted living units, and 132 memory care units for a total of 1,408 residential units as follows:

Mountain West Retirement Communities	Location	Total Units
Beaverton Hills Assisted Living	Beaverton, OR	60
Five Rivers Assisted Living	Tillamook, OR	88
Bonaventure of Sparks	Sparks, NV	240
Bonaventure of Billings Assisted Living	Billings, MT	210
High Desert Assisted Living	Bend, OR	68
Tualatin Assisted Living	Tualatin, OR	60
Southern Hills Assisted Living	Salem, OR	66
Gresham Assisted Living	Gresham, OR	66
Orchard Heights Assisted Living	Salem, OR	79
Arbor Place Assisted Living	Medford, OR	72
Bonaventure of Idaho Falls	Idaho Falls, ID	193
Bonaventure Place Assisted Living	Boise, ID	206

The Communities were opened at various points in time ranging from 1999 through 2009.

Note 2 - Summary of significant accounting policies

Basis of presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The combined financial statements reflect the combined financial position and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated. The financial statements are being presented on a combined basis as the Communities are under common management and control for all periods presented.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2012, 2011 and 2010

Note 2 - Summary of significant accounting policies (continued)

Cash and cash equivalents

For purposes of the combined statements of cash flows, the Communities consider all short-term investments with an original maturity of three months or less to be cash equivalents.

Property and equipment, net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful life of each class of depreciable assets as follows:

Land improvements	15 years
Building and improvements	27.5 years
Equipment and furnishings	5-7 years
Vehicles	5 years

Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows are not sufficient to recover the asset’s carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to the carrying amount.

Deferred financing fees, net

Intangible assets consist of loan fees for obtaining the mortgages payable and are being amortized using the straight-line method over the term of each mortgage. Amortization expense amounted to $351,699, $133,826, and $84,083 for the years ended December 31, 2012, 2011 and 2010, respectively. Amortization expense is estimated to be $347,672, $325,313, $153,212, $98,152 and $56,796 in years 2013 through 2017, respectively.

Tenant accounts receivable

Tenant accounts receivable are stated at the amount management expects to collect on balances outstanding at year end. Based on management’s review of aging and collections at the end of the year, bad debts are provided for on the allowance method.

Revenue recognition

The Communities recognize rental revenue from its residents on a monthly basis. It bills the residents one month in advance of service being rendered and, therefore, cash payments received for services are recorded as unearned revenue until the services are rendered and the revenue is earned. The Communities also bill the residents for ancillary services provided to the residents.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2012, 2011 and 2010

Note 2 - Summary of significant accounting policies (continued)

Advertising costs

The Communities’ policy is to expense advertising costs as incurred. Advertising costs were $579,654, $748,725, and $593,578 in 2012, 2011 and 2010, respectively.

Estimates

The process of preparing combined financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the combined financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Income taxes

The accompanying combined financial statements do not include a provision or liability for federal income taxes because the members are taxed individually on their share of each Communities’ earnings. Based on management’s evaluation, if it were more than 50% probable that a material amount of income tax would be imposed at the entity level upon examination by the relevant taxing authorities, a liability would be recognized in the accompanying combined balance sheets along with any interest and penalties that would result from that assessment. Should any such penalties and interest be incurred, the Communities’ policy would be to recognize them as other expenses. No interest or penalties have been accrued or charged to expense as of December 31, 2012, 2011, and 2010 or for the years then ended.

The Communities’ income tax returns are subject to examination by taxing authorities for a period of three years from the date they are filed. As of December 31, 2012, the Communities’ income tax returns for 2012, 2011 and 2010 are subject to examination by the Internal Revenue Service and applicable state and local taxing authorities.

Allocation of profits, losses and credits

The Limited Liability Company Agreements provide for, among other things, the allocation of profits and losses, which are allocated to members in proportion to their ownership units. When a loss or deduction allocation results in an adjusted capital account deficit to any member, the loss or deduction is reallocated first to those members who do not have an adjusted capital account deficit as of the end of the taxable year.

New accounting policies

The Communities believe there are no new accounting pronouncements for which adoption will have a material impact on the Communities’ combined financial statements.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2012, 2011 and 2010

Note 3 - Cash balances

The Communities maintain both interest-bearing and non-interest bearing cash accounts with various financial institutions. Interest-bearing accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per account holder. Beginning in December 31, 2010 and through December 31, 2012, all noninterest-bearing accounts are fully insured regardless of balance. At times throughout 2012, 2011, and 2010, the Communities’ cash deposits may have exceeded federally insured amounts. However, the Communities continue to monitor the third-party depository institutions that hold the Communities’ cash, primarily with the goal of safety of principal. The Communities attempt to limit cash investments to financial institutions with high credit standing; therefore, the Communities believed they are not exposed to any significant credit risk.

Note 4 - Concentrations of credit risk

The Communities grant credit without collateral to its residents, most of who are from the local area. The Communities’ accounts receivable were concentrated in the following major payor classes at December 31, 2012, 2011, and 2010:

	2012	2011	2010

Medicaid	$107,667	$116,395	$160,485
Private pay	531,178	521,653	423,150

	638,845	638,048	583,635
Less allowance for doubtful accounts	(242,564)	(145,623)	(100,817)

Accounts receivable, net	$396,281	$492,425	$482,818

Note 5 - Restricted cash

Under regulatory agreements, some of the twelve communities are required to set aside amounts for replacement of property and for property taxes and insurance. HUD restricted deposits of $2,213,880, $2,276,193 and $2,244,946 at December 31, 2012, 2011 and 2010, respectively, and are held by the mortgagees for this purpose. Also in 2011, one mortgagee (MWSH Idaho Falls) was required to hold a cash collateral reserve of $6,505,426. This cash collateral reserve was used to pay down the mortgage balance in 2012.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2012, 2011 and 2010

Note 6 - Notes payable

The Communities’ notes payable consist of the following at December 31, 2012, 2011 and 2010:

	2012	2011	2010
HUD - insured mortgage payable through July 2041 in monthly installments of $32,687 including interest at 6.75%. Collateralized by the real estate of one facility (MWSH Beaverton).	$4,967,226	$5,017,718	$5,073,509

HUD - insured mortgage payable through April 2034 in monthly installments of $34,245 including interest at 5.05%. Collateralized by the real estate of one facility (Five Rivers).	5,348,685	5,485,741	5,616,061

Note payable through April 2015 in minimum monthly principal installments of $75,000 including interest at a 30-Day LIBOR plus 3% (3.25% at 12/31/2012, 2.82% at 12/31/2011 and 12/31/2010). Collateralized by the real estate of one facility (MWSH Sparks) and personally guaranteed by two owners.	34,019,663	35,724,663	35,379,743

Note payable through February 2012 in monthly installments of $1,004 including interest at 8.209%. Collateralized by a vehicle (MWSH Sparks).	—	1,670	11,688

Note payable through November 2016 in monthly installments of $30,917 including interest at LIBOR plus 3.18% (3.39% at 12/31/2012 and 3.49% at 12/31/2011). Collateralized by real estate of one facility (MWSH Billings) and personally guaranteed by one owner.	15,000,000	15,000,000	—

Note payable through October 2014 in monthly installments of $980 including interest at 7%. Collateralized by a vehicle (MWSH Billings).	17,321	27,219	37,117

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2012, 2011 and 2010

Note 6 - Notes payable (continued)

	2012	2011	2010
Note payable through April 2015 in minimum monthly principal installments of $125,000 including interest at 30-Day LIBOR plus 3% (3.25% at 12/31/2012, 2.82% at 12/31/2011 and 12/31/2010). Collateralized by the real estate of one facility (MWSH Boise) and personally guaranteed by two owners.	$18,685,060	$20,282,909	$21,257,909

Note payable through July 2012 in monthly installments of $994 including interest at 7.93%. Collateralized by a vehicle (MWSH Boise).	—	5,728	15,548

HUD - insured mortgage payable through April 2034 in monthly installments of $38,541 including interest at 4.75%. Collateralized by the real estate of one facility (MWSH Bend).	6,181,019	6,345,640	6,502,639

Mortgage payable through August 2020 in monthly installments of $20,649 including interest at 5.79%. Collateralized by the real estate of one facility (Tualatin).	3,418,001	3,463,151	3,506,284

HUD - insured mortgage payable through May 2041 in monthly installments of $24,876 including interest at 6.25%. Collateralized by the real estate of one facility (Southern Hills).	3,963,844	4,012,940	4,055,334

HUD - insured mortgage payable through May 2041 in monthly installments of $32,465 including interest at 6.15%. Collateralized by the real estate of one facility (Orchard Heights).	5,226,254	5,292,200	5,349,197

Note payable through May 2014 in monthly principal payments of $23,300 including interest at LIBOR plus 3% with a 4% floor (4% at 12/31/2012 and 12/31/2011, 5% at 12/31/2010). Collateralized by the real estate of one facility (MWSH Idaho Falls) and personally guaranteed by two owners.	15,211,998	23,740,171	23,754,950

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2012, 2011 and 2010

Note 6 - Notes payable (continued)

	2012	2011	2010
Note payable through September 2014 in monthly installments of $1,031 including interest at 6.997%. Collateralized by a vehicle (MWSH Idaho Falls).	$18,221	$28,633	$39,045

HUD - insured mortgage payable through April 2034 in monthly installments of $35,083 including interest at 4.75%. Collateralized by the real estate of one facility (MWSH Medford).	5,626,472	5,776,324	5,919,238

HUD - insured mortgage payable through October 2039 in monthly installments of $23,321 including interest at 5.50%. Collateralized by the real estate of one facility (Gresham).	3,915,835	3,978,436	4,037,694

	121,599,599	134,183,143	120,555,956

Less principal amounts due within one year	(3,469,778)	(2,482,378)	(2,462,434)

	$118,129,821	$131,700,765	$118,093,522

Aggregate maturities required on principal for each of the succeeding five years and thereafter are as follows:

Year ending

2013	$3,469,778
2014	18,530,515
2015	49,131,958
2016	15,160,483
2017	952,072
Thereafter	34,354,793

$121,599,599

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2012, 2011 and 2010

Note 6 - Notes payable (continued)

Some of the Communities’ outstanding mortgage balances contain financial covenants including debt service coverage ratio, debt yield ratio and rent collection limits. As of December 31, 2012, MWSH Billings had violated a related covenant that made the balance callable by the lender as of December 31, 2012: however, the lender issued a waiver for the violation and as such the balance remains classified as long-term debt on the accompanying combined balance sheet. As of December 31, 2010, MWSH Idaho Falls had violated a related covenant that made the balance callable by the lender as of December 31, 2010; however, a modification to the loan agreement was prepared and the loan covenants were reset and as such the balance remains classified as long-term debt on the accompanying combined balance sheet. As of December 31, 2011, MWSH Boise had violated a related covenant that made the balance callable by the lender as of December 31, 2011; however, a modification to the loan agreement was prepared and the loan covenants were reset and as such the balance remains classified as long-term debt on the accompanying combined balance sheet. As of December 31, 2011, MWSH Sparks had violated a related covenant that made the balance callable by the lender as of December 31, 2011; however, a modification to the loan agreement was prepared and the loan covenants were reset and as such the balance remains classified as long-term debt on the accompanying combined balance sheet. The notes payable were paid in full on December 2, 2013 pursuant to the sale of the Communities. See Note 11.

Note 7 - Property and equipment, net

Property and equipment consisted of the following at December 31:

	2012	2011	2010

Land and land improvements	$17,709,994	$17,123,649	$17,111,499
Building and building improvements	114,685,477	111,889,861	111,131,244
Equipment and furnishings	19,707,817	19,830,901	19,335,843

	152,103,288	148,844,411	147,578,586
Less: accumulated depreciation	(40,709,262)	(33,909,063)	(26,183,284)

	$111,394,026	$114,935,348	$121,395,302

Note 8 - Related party transactions

Pursuant to various management agreements, the Communities pay management fees ranging from 5% to 7% of residential income collected to Mountain West Retirement Corporation (a retirement management agent of common ownership). The amounts incurred for management fees were $2,082,112, $2,283,500, and $2,225,252 in 2012, 2011, and 2010, respectively.

The Communities reimburse the related management company for ordinary operating expenses paid for by the related management company on the Communities’ behalf. The Communities owed $20,888, $133,137, and $874 to the management company under common ownership, which is included in accounts payable and accrued expenses on the combined balance sheets, as of December 31, 2012, 2011, and 2010, respectively.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2012, 2011 and 2010

Note 7 - Property and equipment, net (continued)

The Communities paid $169,793, $1,208,155, and $1,721,735 for remodeling and improvements, and furnishings and equipment purchases to two companies affiliated through common ownership in 2012, 2011, and 2010, respectively. The Communities owed $1,406, $71,271, and $28,737 to these affiliated companies, which is included in accounts payable and accrued expenses on the combined balance sheets, as of December 31, 2012, 2011, and 2010, respectively

The Communities have loans payable to related parties in the total amount of $29,990,999, $24,754,391, and $31,494,372 as of December 31, 2012, 2011, and 2010, respectively. Notes payable to Mountain West Senior Housing, LLC, an affiliated company through common ownership, are payable on demand with interest only payments being paid monthly at an annual rate ranging from 4.5% to 8%. The balance due on these notes at December 31, 2012, 2011, and 2010 was $28,715,999, $24,379,391, and $31,494,372, respectively. In addition, accrued interest payable on these notes payable amounted to $915,368, $396,854, and $1,267,180 as of December 31, 2012, 2011 and 2010, respectively.

Interest expense paid on these notes payables amounted to $1,150,167, $1,467,335, and $1,421,121 in 2012, 2011, and 2010, respectively. A note payable to an owner of the Communities is payable on demand with interest only payments being paid monthly at an annual rate of 8%. The balance due at December 31, 2012 and 2011 was $1,275,000, $375,000, respectively. In addition, accrued interest payable on this note payable amounted to $69,405 as of December 31, 2012. Interest expense paid on this note payable amounted to $104,069 and $45,559 in 2012 and 2011, respectively.

The Communities have various notes receivable from Mountain West Senior Housing, LLC, a company affiliated to the Communities through common ownership and an owner of the Communities. As of December 31, 2012, 2011 and 2010, the amounts owed to the Communities under these notes receivable were $2,012,244, $2,800,314, and $2,736,727, respectively. These notes receivable have interest rates ranging from 2% to 8% with interest only payments being received. These notes receivable are payable on demand. Interest income earned on these notes receivable was $149,285, $167,567, and $162,087 in 2012, 2011 and 2010, respectively.

Note 9 - 401(k) profit sharing plan

Mountain West has a profit sharing plan that covers all eligible employees who are 18 years of age with at least three months of service. Participants may make contributions to the plan up to the maximum statutory amount allowed by law. Various Communities participate in this plan. Each Community participating in the plan will make monthly matching contributions to the plan based upon a percentage of the eligible participant’s monthly contributions. Additional supplemental contributions may be made at the option of the Communities. No supplemental contributions were made in 2012, 2011, and 2010. Employer matching contributions to the 401(k) profit sharing plan were $2,484, $3,554 and $464 in 2012, 2011, and 2010 respectively.

Note 10 - Commitments and contingencies

From time to time the Communities may be exposed to litigation arising from operations of their business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Communities’ financial condition or results of operations.

MOUNTAIN WEST RETIREMENT COMMUNITIES (TWELVE COMMUNITIES)

Notes to Combined Financial Statements (continued)

For the Years Ended December 31, 2012, 2011 and 2010

Note 11 - Subsequent events

Management has evaluated subsequent events through January 30, 2014, which is the date the combined financial statements were available to be issued, and has determined that the following disclosure is necessary.

On October 24, 2013, the Communities borrowed $10,880,517 from a company affiliated with the Communities through common ownership in order to pay down the note payable (MWSH Sparks) to the lender so that the Communities would be in compliance with the lender’s loan covenants.

On October 24, 2013, the Communities borrowed $1,800,159 from a company affiliated with the Communities through common ownership in order to pay down the note payable (MWSH Boise) to the lender so that the Communities would be in compliance with the lender’s loan covenants.

In a transaction that closed on December 2, 2013, Mountain West sold the Communities to CNL Healthcare Properties, Inc. for $302,280,000, exclusive of closing costs.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions, disposition and financing transitions, as applicable.

The accompanying unaudited pro forma condensed consolidated balance sheet of CNL Healthcare Properties and subsidiaries (collectively, the “Company”) are presented as if the December acquisition of twelve senior housing communities described in Note 2, had occurred as of September 30, 2013. The accompanying unaudited pro forma condensed consolidated statements of operations of the Company are presented for the nine months ended September 30, 2013 and the year ended December 31, 2012 (collectively, the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition, described in Note 2, as if they had occurred as of January 1, 2012.

This pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the periods indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2012 and the Company’s financial statements as filed on Form 10-Q for the nine months ended September 30, 2013.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2013

	CNL Healthcare Properties, Inc. Historical	Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma

Real estate assets:
Real estate investment properties (including VIEs $50,788,543)	$505,141,168	$288,664,000	(a)	$793,805,168
Real estate under development, including land (including VIEs $26,818,643)	27,521,700	—		27,521,700

Total real estate assets	532,662,868	288,664,000		821,326,868

Investments in unconsolidated entities	17,864,878	—		17,864,878
Cash (including VIEs $956,067)	45,481,757	(38,273,111	)(a)	—
		(372,782	)(b)
		(6,835,864	)(c)
Intangibles, net (including VIEs $5,596,449)	37,860,571	13,616,000	(a)	51,476,571
Deposits	19,513,203	(11,010,478	)(a)	8,502,725
Loan costs, net (including VIEs $976,711)	6,410,537	372,782	(b)	6,783,319
Other assets (including VIEs $11,131)	4,688,231	—		4,688,231
Note receivable from related party	2,699,604	—		2,699,604
Deferred Rent (including VIEs $33,650)	2,245,915	—		2,245,915
Restricted cash (including VIEs $256,769)	2,104,325	—		2,104,325

Total Assets	$671,531,889	$246,160,547		$917,692,436

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including VIEs $45,332,110)	$274,166,055	$157,547,969	(a)	$431,714,024
Line of Credit	—	68,500,000	(a)	68,500,000
Other Liabilities (including VIEs $954,508)	6,637,195	—		6,637,195
Accounts payable and accrued expenses (including VIEs $565,307)	5,515,773	—		5,515,773
Due to related parties (including VIEs $257,426)	3,473,514	—		3,473,514
Accrued development costs (including VIEs $3,070,190)	3,070,190	—		3,070,190

Total Liabilities	292,862,727	226,047,969		518,910,696

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200,000,000 shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 300,000,000 shares authorized and unissued	—	—		—
Common stock, $0.01 par value per share 1,120,000,000 shares authorized 48,104,751 shares issued and 47,970,049 outstanding	479,703	30,991	(a)	510,694
Capital in excess of par value	413,049,433	26,917,451	(a)	439,966,884
Accumulated loss	(21,423,965)	(6,835,864	)(c)	(28,259,829)
Accumulated other comprehensive loss	(1,167,507)	—		(1,167,507)
Accumulated distributions	(12,268,502)	—		(12,268,502)

Total Stockholders’ Equity	378,669,162	20,112,578		398,781,740

Total Liabilities and Stockholders’ Equity	$671,531,889	$246,160,547		$917,692,436

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

	CNL Healthcare Properties, Inc. Historical	Pacific Northwest Historical (a)	Pacific Northwest Pro Forma Adjustments		South Bay Historical (b)	South Bay Pro Forma Adjustments		CHTSun IV Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma

Revenues:
Rental income from operating leases	$14,803,521	$—	$—		$—	$—		$—		$14,803,521
Resident fees and services	15,382,193	26,435,718	—		7,676,651	1,577,840	(d)	—		51,072,402
Tenant reimbursement	959,799	—	—		—	—		—		959,799
Interest income on note receivable from related party	37,391	—	—		—	—		—		37,391

Total revenues	31,182,904	26,435,718	—		7,676,651	1,577,840		—		66,873,113

Expenses:
Acquisition fees and expenses	9,638,318	—	(230,494	)(g)	—	(1,705,713	)(g)	—		7,702,111
General and administrative	3,834,990	2,790,502	(1,418,734	)(n)	427,168	213,584	(d)	—		5,847,510
Asset management fees	2,794,585	—	2,267,281	(h)	—	530,223	(h)	(625,320	)(h)	4,966,769
Property operating expenses	12,049,273	13,301,885	—		4,418,720	1,305,363	(d)	—		31,075,241
Property management fees	1,623,065	—	1,178,985	(n)	428,338	34,387	(i)	(241,073	)(i)	3,023,702
Depreciation and amortization	9,448,020	5,090,509	6,503,745	(j)	1,143,327	1,547,767	(j)	—		23,733,368

Total expenses	39,388,251	21,182,896	8,300,783		6,417,553	1,925,611		(866,393)		76,348,701

Operating income (loss)	(8,205,347)	5,252,822	(8,300,783)		1,259,098	(347,771)		866,393		(9,475,588)

Other income (expense):
Interest and other income (expense)	54,700	—	10,289	(o)	152	76	(d)	—		65,217
Interest expense and loan cost amortization	(7,005,886)	(5,131,016)	(1,472,265	)(o)	(1,283,182)	1,283,182	(k)	1,551,518	(l)	(12,057,649)
Gain on sale of investment in unconsolidated entity	4,486,200	—	—		—	—		(4,486,200	)(m)	—
Equity in earnings (loss) of unconsolidated entities	1,744,779	—	—		—	—		(1,283,128	)(m)	461,651

Total other expense	(720,207)	(5,131,016)	(1,461,976)		(1,283,030)	1,283,258		(4,217,810)		(11,530,781)

Net income (loss) before income taxes	(8,925,554)	121,806	(9,762,759)		(23,932)	935,487		(3,351,417)		(21,006,369)
Income tax expense	(18,073)	—	—		—	—		—		(18,073)

Net income (loss)	$(8,943,627)	$121,806	$(9,762,759)		(23,932)	$935,487		$(3,351,417)		$(21,024,442)

Loss per share of common stock (basic and diluted)	$(0.28)									$(0.50)

Weighted average number of shares of common stock outstanding (basic and diluted)(q)	32,243,492									42,431,655

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	CNL Healthcare Properties, Inc. Historical	Pacific Northwest Historical (a)	Pacific Northwest Pro Forma Adjustments		South Bay Historical (b)	South Bay Pro Forma Adjustments		CHTSun IV Pro Forma Adjustments

Revenues:
Rental income from operating leases	$6,924,978	$—	$—		$—	$—		$—
Resident fees and services	460,017	35,023,856	—		14,247,438	—		—

Total revenues	7,384,995	35,023,856	—		14,247,438	—		—

Expenses:
Acquisition fees and expenses	6,584,774	—	—		—	—		—
General and administrative	2,563,230	3,878,998	(2,082,112	)(n)	1,059,775	—		—
Asset management fees	1,369,298	—	3,023,042	(h)	—	775,062	(h)	(621,976	)(h)
Property operating expenses	406,186	16,956,000	—		8,745,351	—		—
Property management fees	404,458	—	1,557,737	(n)	849,602	(137,230	)(i)	(239,249	)(i)
Depreciation and amortization	2,100,570	6,800,199	8,658,806	(j)	2,286,654	1,749,987	(j)	—

Total expenses	13,428,516	27,635,197	11,157,473		12,941,382	2,387,819		(861,225)

Operating income (loss)	(6,043,521)	7,388,659	(11,157,473)		1,306,056	(2,387,819)		861,225

Other income (expense):
Interest and other income (expense)	13,382	—	316,688	(o)	22,486	—		—
Interest expense and loan cost amortization	(5,850,539)	(6,985,453)	(2,178,449	)(o)	(2,966,235)	2,966,235	(k)	2,579,655	(l)
Equity in earnings (loss) of unconsolidated entities	1,142,668	—	—		—	—		(963,301	)(m)

Total other income (expense)	(4,694,489)	(6,985,453)	(1,861,761)		(2,943,749)	2,966,235		1,616,354

Net income (loss) before income taxes	(10,738,010)	403,206	(13,019,234)		(1,637,693)	578,416		2,477,579
Income tax benefit	17,252	—	—		—	—		—

Net income (loss)	$(10,720,758)	$403,206	$(13,019,234)		$(1,637,693)	$578,416		$2,477,579

Loss per share of common stock (basic and diluted)	$(1.21)

Weighted average number of shares of common stock outstanding (basic and diluted) (q)	8,836,901

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012 (CONTINUED)

Capital Health Historical (c)	Capital Health Pro Forma Adjustments		Primrose II Communities Pro Forma Adjustments		CHT GCI Partners Pro Forma Adjustments		Primrose Communities Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma

$—	$—		$6,006,520	(f)	$—		$980,966	(f)	$13,912,464
12,782,245	3,800,731	(e)	—		—		—		66,314,287

12,782,245	3,800,731		6,006,520		—		980,966		80,226,751

—	(2,906,682	)(g)	(1,560,158	)(g)	—		(1,874,530	)(g)	243,404
744,813	248,272	(e)	—		—		—		6,412,976
—	851,068	(h)	730,558	(h)	93,818	(h)	140,083	(h)	6,360,953
8,771,191	2,517,544	(e)	—		—		—		37,396,273
626,187	368,780	(i)	107,903	(i)	30,072	(i)	16,759	(i)	3,585,019
1,021,294	3,278,024	(j)	2,433,956	(j)	—		420,949	(j)	28,750,439

11,163,485	4,357,006		1,712,259		123,890		(1,296,739)		82,749,063

1,618,760	(556,275)		4,294,261		(123,890)		2,277,705		(2,522,312)

6,433	2,053	(e)	—		—		—		361,042
(1,998,877)	(7,069	)(l)	(2,067,560	)(l)	—		(582,232	)(l)	(17,090,524)
—	—		—		354,272	(p)	—		533,639

(1,992,444)	(5,016)		(2,067,560)		354,272		(582,232)		(16,195,843)

(373,684)	(561,291)		2,226,701		230,382		1,695,473		(18,718,155)
—	—		—		—		—		17,252

$(373,684)	$(561,291)		$2,226,701		$230,382		$1,695,473		$(18,700,903)

									$(0.59)

									31,475,048

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company is presented as if the December acquisition of twelve senior housing communities described in Note 2 had occurred as of September 30, 2013. The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company are presented for the nine months ended September 30, 2013 (the “2013 Pro Forma Period”) and for the year ended December 31, 2012 (the “2012 Pro Forma Period”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition, described in Note 2, as if they had occurred as of January 1, 2012. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective Pro Forma Periods presented.

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, or been in effect during the Pro Forma Periods. In addition, this pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transactions

ACQUISITIONS

Pacific Northwest Communities

On December 2, 2013, the Company acquired twelve senior housing communities from various related sellers for a purchase price of approximately $302.3 million. The properties include: MorningStar of Sparks- Sparks, NV, MorningStar of Billings, Billings MT, MorningStar of Boise, Boise, ID, MorningStar of Idaho Falls, Idaho Falls, ID, Prestige Senior Living Beaverton Hills, Beaverton, OR, Prestige Senior Living Fiver Rivers, Tillamook, OR, Prestige Senior Living High Desert, Bend, OR, Prestige Senior Living Riverwood, Tualatin, OR, Prestige Senior Living Southern Hills, Salem, OR, Prestige Senior Living Huntington Terrace, Gresham, OR, Prestige Senior Living Orchard Heights, Salem, OR, Prestige Senior Living Arbor Place, Medford, OR (the “Pacific Northwest Communities”).

The senior housing communities feature a total of 1,408 residential units and will be operated by two third-party property managers to perform the processes of managing the Pacific Northwest Communities. The Company will pay the property managers a fee between 4% and 5% of the monthly gross revenues and will reimburse the property managers for operating expenses incurred that are consistent with the annual business plan for the Pacific Northwest Communities.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

Pacific Northwest Communities (continued)

The following summarizes the allocation of the purchase price for the Pacific Northwest Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$12,178,000
Land improvements	6,881,000
Building	261,022,000
Equipment	8,583,000
In-place lease	13,616,000

Net assets acquired	$302,280,000

In connection with the acquisition of the Pacific Northwest Communities, the Company entered into a term loan agreement with a lender, providing for a five year term in the original aggregate principal amount of $157.5 million that bears a fixed interest rate of 4.30%.

In August 2013, the Company entered into a secured non-recourse credit agreement for a revolving line of credit facility (“CHP Credit Facility”). The CHP Credit Facility provides for a revolving line of credit in an initial aggregate principal amount of $120 million, which includes a $10 million sub-facility for stand-by letters of credit and a $10 million sub-facility for swing-line advances for intermittent borrowings, with the availability to increase the amount of such revolving line of credit facility to a maximum outstanding aggregate principal amount of $325 million. The CHP Credit Facility has an initial term of three years, with one 12-month extension option available upon payment of an extension fee equal to 0.25% of the then-outstanding principal amount of the credit facility. The Company will make monthly payments based on fluctuating LIBOR rates plus a margin between 2.25% and 3.25% or base rates plus a margin of 1.25% to 2.25% based on the Company’s loan to value ratio. In connection with the acquisition of the Pacific Northwest Communities, the Company used approximately $68.5 million on the Credit Facility. The interest rate at December 2, 2013 was 2.74%, which is comprised of LIBOR plus a margin of 2.57%.

South Bay Communities

On August 29, 2013, the Company acquired three senior housing communities from affiliates of South Bay Ltd, for a purchase price of approximately $77.5 million. The properties include: The Club at Raiders Ranch- Lubbock, TX, Isles at Raiders Ranch- Lubbock, TX, and Town Village- Oklahoma City, OK (the “South Bay Communities”).

The senior housing communities feature a total of 447 residential units and will continue to be operated by affiliates of South Bay under a management agreement. The Company will pay the property manager a fee equal to 5% of the monthly gross revenues of the South Bay Communities and will reimburse the property manager for operating expenses incurred that are consistent with the annual business plan for the South Bay Communities.

The following summarizes the allocation of the purchase price for the South Bay Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$2,395,000
Land improvements	617,000
Building	68,665,000
Equipment	1,415,000
In-place lease	4,408,000

Net assets acquired	$77,500,000

No additional borrowings were obtained in connection with the South Bay Communities acquisition.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

Capital Health Communities

On December 21, 2012, the Company acquired five senior housing communities from affiliates of Capital Health Group, LLC (“Capital Health”), for a purchase price of approximately $85.1 million. The properties include: Brookridge Heights Community - Marquette, MI, Curry House Community - Cadillac, MI, Symphony Manor Community - Baltimore, MD, Woodholme Gardens Community - Pikesville, MD, and Tranquillity at Fredericktowne Community - Frederick, MD (the “Capital Health Communities”).

The senior housing communities feature a total of 348 residential units and will continue to be operated by affiliates of Capital Health under a management agreement. The Company will pay the property manager a fee equal to 5% of the monthly gross revenues of the Capital Health Communities and will reimburse the property manager for operating expenses incurred that are consistent with the annual business plan for the Capital Health Communities.

In connection with the acquisition of the Capital Health Communities, the Company entered into a term loan agreement with a lender, providing for a seven year term in the original aggregate principal amount of $48.5 million that bears interest at 4.25% which was used to calculate interest for purposes of the pro forma condensed consolidated statement of operations during the period from January 1, 2012 through the date of acquisition.

The following summarizes the allocation of the purchase price for the Capital Health Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$5,059,000
Land improvements	1,261,000
Building	69,617,000
Equipment	2,541,000
In-place lease	3,958,000
Other assets	2,664,000

Net assets acquired	$85,100,000

Primrose II Communities

On December 19, 2012, the Company acquired five senior housing communities from affiliates of Primrose Retirement Communities, LLC (“Primrose”), for a purchase price of approximately $73.1 million. The properties include: Primrose Retirement Community of Lima - Lima, OH, Primrose Retirement Community of Zanesville - Zanesville, OH, Primrose Retirement Community - Decatur, IL, Primrose Retirement Community of Council Bluffs - Council Bluffs, IA, and Aberdeen Primrose Cottages - Aberdeen, SD (the “Primrose II Communities”).

The senior housing communities feature a total of 323 residential units and will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at the tenant’s discretion, two five-year renewal options. All of the leases are cross-defaulted among themselves. Annual base rent is equal to the properties’ lease basis multiplied by the lease rate. The lease rate is 7.25% in the initial lease year and will escalate thereafter pursuant to the lease agreements. Annual capital reserve income is allocated based on $300 per unit. The leases are accounted for as operating leases; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

Primrose II Communities (continued)

The following summarizes the allocation of the purchase price for the Primrose II Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$2,321,000
Land improvements	1,775,000
Building	66,024,000
Equipment	1,413,000
In-place lease	1,517,000

Net assets acquired	$73,050,000

In connection with the acquisition of the Primrose II Communities, the Company entered into a bridge financing with a lender, providing for a one-year senior facility in the original aggregate principal amount of $49.7 million that initially bore interest at LIBOR plus 3.75% which was the rate used to calculate interest for purposes of the pro forma condensed consolidated statement of operations during the period from January 1, 2012 through the date of acquisition. At September 30, 2013 the interest rate on the loan was 3.92%.

CHT GCI Partners I (Windsor Manor)

On August 31, 2012, the Company acquired a 75% membership interest in three senior housing communities through a joint venture, CHT GCI Partners I, LLC (“CHT GCI Partners”), formed by the Company and its co-venture partner, for approximately $4.8 million. The remaining 25% interest is held by the Company’s co-venture partner. The total acquisition price for the three senior housing communities was approximately $18.8 million. CHT GCI Partners I obtained a $12.4 million bridge loan a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan which is collateralized by the properties requires monthly interest-only payments until maturity. The bridge loan bore interest at LIBOR plus 3.75% which was used for the pro forma calculation during the period January 1, 2012 through the date of acquisition. At September 30, 2013 the interest rate on the loan was 3.92%.

Under the terms of the venture agreement for CHT GCI Partners, the Company has an 11% preferred return on its capital contributions, which has priority over the Company’s co-venture partner’s 11% return on their capital contributions and shares control over major decisions with the Company’s co-venture partner.

The Company accounts for its investment in CHT GCI Partners under the equity method of accounting.

Primrose Communities

On February 16, 2012, the Company acquired five senior housing communities from affiliates of Primrose, for a purchase price of approximately $84.1 million, excluding closing costs. The properties include: Primrose Retirement Community of Casper - Casper, WY, Primrose Retirement Community of Grand Island - Grand Island, NE, Sweetwater Retirement Community - Billings, MT, Primrose Retirement Community of Marion - Marion, OH, and Primrose Retirement Community of Mansfield - Mansfield, OH (the “Primrose Communities”).

The senior housing communities feature a total of 394 residential units and will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at the tenant’s discretion, two five-year renewal options. All of the leases are cross-defaulted among themselves. Annual base rent is equal to the properties’ lease basis multiplied by the lease rate. The lease rate is 7.875% in the initial lease year and will escalate thereafter pursuant to the lease agreements. Annual capital reserve income is allocated based on $300 per unit. The leases are accounted for as operating leases; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

Primrose Communities (continued)

The following summarizes the allocation of the purchase price for the Primrose Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$4,220,700
Land improvements	1,525,400
Building	75,680,300
Equipment	933,300
In-place lease	1,690,300

Net assets acquired	$84,050,000

In connection with the acquisition of the Primrose Communities, the Company entered into a bridge financing with a lender, providing for a one-year senior facility in the original aggregate principal amount of $71.4 million that initially bore interest at LIBOR plus 6.00% which was used to calculate interest for purposes of the pro forma condensed consolidated statement of operations during the period from January 1, 2012 through the date of acquisition. At September 30, 2013 the interest rate on the loan was 6.17%.

In connection with the acquisitions of Pacific Northwest Communities, South Bay Communities, Capital Health Communities, Primrose II Communities, CHT GCI Partners and the Primrose Communities noted above, the Company incurred acquisition fees and costs of approximately $8.7 million, of which approximately $0.4 million was capitalized as investment in unconsolidated entities.

DISPOSITION

CHTSun Partners IV

On June 29, 2012, the Company acquired a 55% non-controlling membership interest in seven senior housing properties through a joint venture, CHTSUN Partners IV, LLC (“CHTSun IV”), formed by the Company and its co-venture partner, Sunrise Senior Living Investments, Inc. (“Sunrise”), for approximately $56.7 million. The remaining 45% interest is held by Sunrise. The total acquisition price for the seven senior housing properties was approximately $226.1 million. The properties include: Sunrise of Santa Monica - Santa Monica, CA, Sunrise of Connecticut Avenue – Washington DC, Sunrise of Siegen - Baton Rouge, LA, Sunrise of Metairie - Metairie, LA, Sunrise of Gilbert - Gilbert, AZ, Sunrise of Louisville - Louisville, KY and Sunrise of Fountain Square - Lombard, IL (the “Sunrise Communities”). The Sunrise Communities feature 687 living units comprised of 129 independent living units, 374 assisted living units and 184 memory-care units. Sunrise Management continued to operate and manage the Sunrise Communities pursuant to a long-term management agreement pursuant to which it was paid a fee of 6% of gross revenues earned by the Sunrise Communities.

CHTSun IV obtained a $125.0 million loan from The Prudential Insurance Company of America (“Prudential”), a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan, which was collateralized by the properties, had fixed-interest rate of 4.66% on $55.0 million of the principal amount and 5.25% on $70.0 million of the principal amount of the loan. The loan repaid in full in March 2013.

Under the terms of the venture agreement for CHTSun IV, the Company was entitled to receive a preferred return of 11% on its invested capital for the first seven years and shares control over major decisions with Sunrise. Subject to certain restrictions, Sunrise has the option to acquire 100% of the Company’s interest in the Joint Venture in years one and two and in years four through seven. The calculation of Sunrise’s purchase price varied depending on the date of the purchase and was based on the Company receiving a specified rate of return on the Company’s original investment.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

In connection with the closing of CHTSun IV, the Company entered into a mezzanine loan agreement, providing for a mezzanine loan in the original aggregate principal amount of $40.0 million (the “Mezz Loan”). The Mezz Loan has a two-year term and interest on the outstanding principal balance of the Mezz Loan accrues from the date of the Mezz Loan through maturity at (i) a rate of 8% per annum for the first year, and (ii) a rate of 12% per annum for the second year. At maturity, the Company is required to pay the outstanding principal balance, all accrued and unpaid interest thereon, the exit fee of approximately $0.8 million, and all other amounts due.

The Company accounted for its investment in CHTSun IV under the equity method of accounting.

In connection with the acquisitions of CHTSun IV, the Company incurred acquisition fees and costs of approximately $2.8 million, all of which was capitalized as investment in unconsolidated entities.

On July 1, 2013, pursuant to a purchase and sale agreement dated December 18, 2012, between CHTSun IV to Health Care REIT, Inc. (“HCN”), the Company completed its sale of its joint venture membership interest for a sales price of approximately $61.8 million, net of transaction costs, which reflects an aggregate gain of approximately $4.5 million.

3.	Related Party Transactions

Pursuant to the Company’s advisory agreement, CNL Healthcare Corp. (the “Advisor”) receives investment services fees equal to 1.85% of the purchase price of properties for services rendered in connection with the selection, evaluation, structure and purchase of assets. In connection with the acquisition of the Pacific Northwest Senior Housing Communities, South Bay Communities, Capital Health Communities, Primrose II Communities, CHT GCI Partners, CHTSun IV and the Primrose Communities, the Company incurred approximately $13.8 million in investment services fees payable to the Advisor, of which approximately $2.6 million was capitalized as investment in unconsolidated entities and approximately $8.2 million had been incurred as of September 30, 2013. In addition, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the agreement) of the Company’s properties as of the end of the preceding month. Lastly, in connection with the 2013 disposition of CHTSunIV, the Company incurred approximately $0.6 million in disposition services fee payable to the Advisor.

Pursuant to a master property management agreement, CNL Healthcare Manager Corp. (the “Property Manager”) receives property management fees of approximately 2%- 5% of gross revenues for management of the Company’s single tenant properties and an oversight fee equal to 1% of gross revenues for properties managed by a third-party property manager.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the Pro forma Condensed Consolidated Balance Sheet represent adjustments needed to the Company’s historical balance sheet to present as if the acquisition of the Pacific Northwest Communities occurred as of September 30, 2013.

(a)	Represents the assets acquired, use of cash and deposits on hand as of the balance sheet date, additional borrowings to finance and the issuance of additional common stock issued to acquire the Pacific Northwest Communities, as described in Note 2.

(b)	Represents the recording of loan costs associated with the Pacific Northwest Communities, as described in Note 2.

(c)	Represents acquisition fees and expenses, as well as other expenses paid at closing, and incurred subsequent to September 30, 2013, including the investment services fee payable to the Company’s Advisor in connection with the closing of the Pacific Northwest Communities, as described in Note 2.

5.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations

The adjustments to the Pro Forma Condensed Consolidated Statements of Operations represent adjustments needed to the Company’s historical results to present the Company’s results of operations as if South Bay Communities, Capital Health Communities, Primrose II Communities, CHT GCI Partners and the Primrose Communities had been owned for the full Pro Forma Periods and to remove the historical operating results of CHTSun IV assuming the property had been sold prior to the Pro Forma Periods presented.

(a)	The Pacific Northwest historical amounts represent unaudited historical amounts for the nine months ended September 30, 2013 as derived from amounts presented in the historical statement of operations on page F-8 and the Pacific Northwest historical amounts for the year ended December 31, 2012 presented in the historical statement of operations on page F-22.

(b)	The South Bay historical amounts represent unaudited historical amounts for the six months ended June 30, 2013 as derived from amounts presented in the historical statement of operations and the South Bay historical amounts for the year ended December 31, 2012 presented in the historical statement of operations on pages F-7 and F-20 on form 8-K/A dated November 26, 2014.

(c)	The Capital Health historical amounts represent unaudited historical amounts for the nine months ended September 30, 2012 of the Capital Health Communities and the Fredericktowne Community as derived from amounts presented in the unaudited combined statements of operations on pages F-9, F-33 and F-43 on Form 8-K/A dated December 21, 2012.

(d)	The pro forma adjustments relate to the acquisition of the South Bay Communities described in Note 2 and represent the net effect of three months of additional pro forma activity in these financial statement accounts for the quarter ended September 30, 2013 and the reversal of amounts recorded in the Company’s historical results of operations for the nine months ended September 30, 2013, as follows:

	Pro Forma Adjustments
	Pro Forma Quarter Ended September 30,	Reversal of Historical Amounts Recorded	Pro Forma Nine Months Ended September 30,
Account Description	2013		2013
Resident fees and services	$3,008,928	$(1,431,088)	$1,577,840

Property operating expenses	$2,123,417	$(818,054)	$1,305,363

General and administrative expenses	$213,584	$—	$213,584

Interest and other income (expense)	$76	$—	$76

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations (continued)

(e)	The pro forma adjustments relate to the acquisition of the Capital Health Communities described in Note 2 and represent the net effect of three months of additional pro forma activity in these financial statement accounts for the quarter ended December 31, 2012 and the reversal of amounts recorded in the Company’s historical results of operations for the year ended December 31, 2012, as follows:

	Pro Forma Adjustments
	Pro Forma Quarter Ended December 31,	Reversal of Historical Amounts Recorded	Pro Forma Year Ended December 31,
Account Description	2012		2012
Resident fees and services	$4,260,748	$(460,017)	$3,800,731

Property operating expenses	$2,923,730	$(406,186)	$2,517,544

General and administrative expenses	$248,272	$—	$248,272

Interest and other income (expense)	$2,053	$—	$2,053

(f)	Represents the estimated pro forma rental income and percentage rent adjustments from operating leases as a result of the acquisition of the Primrose II and Primrose Communities described in Note 2. The pro forma adjustment represents only the portion of income in excess of the actual income recognized during the period in which the property was owned, as if the property was owned and leased for the entire period presented. Percentage rent is generally based on a percentage of gross revenues. The historical revenues of the properties were used to estimate percentage rent for the pro forma periods presented.

(g)	Represents the reversal of historical acquisition fees and expenses, including investment services fees to the Company’s Advisor, incurred and accrued during the nine months ended September 30, 2013 related to the acquisition of the Pacific Northwest Communities, South Bay Communities and during the year ended December 31, 2012 related to the acquisition of the Capital Health Communities, Primrose II Communities, and Primrose Communities that are nonrecurring charges directly related to the pro forma transactions. The remaining acquisition expenses of approximately $7.7 million and $0.2 million for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, relate to the other acquisitions during the period that are not material for the purpose of this pro forma financial information.

(h)	Represents the estimated pro forma adjustments for asset management fees due to the Advisor in connection with the ownership of the Pacific Northwest Communities, South Bay Communities, Capital Health Communities, Primrose II Communities, CHT GCI Partners and the Primrose Communities and the reversal of asset management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(i)	Represents the estimated pro forma adjustments for property management fees due to the Property Manager in connection with the management of the South Bay Communities, Capital Health Communities, Primrose II Communities, CHT GCI Partners and the Primrose Communities and the reversal of property management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations (continued)

(j)	Depreciation and amortization is computed using the straight-line method of accounting over the estimated useful lives of the related assets. The pro forma adjustments represent the estimated additional expenses as if the assets had been owned during the entire pro forma periods presented net of any actual depreciation or amortization on those assets as recognized in the Company’s historical results of operations.

			Pro Forma Adjustments
		Estimated	Nine Months Ended September 30,	Year Ended December 31,
Properties	Assets	Useful Life	2013	2012
Primrose Communities	Land	n/a	$—	$—
	Land improvements	15 years	—	101,693
	Buildings	39 years	—	1,940,521
	FF&E	3 years	—	311,100
	Intangible-in please leases	10 years	—	169,030
	Less: Actual depreciation expense recorded in historical financial statements		—	(2,101,395)

	Total		—	420,949

Primrose II Communities	Land	n/a	—	—
	Land improvements	15 years	—	118,333
	Buildings	39 years	—	1,692,923
	FF&E	3 years	—	471,000
	Intangible-in please leases	10 years	—	151,700
	Less: Actual depreciation expense recorded in historical financial statements		—	—

	Total		—	2,433,956

Capital Health Communities	Land	n/a	—	—
	Land improvements	15 years	—	84,067
	Buildings	39 years	—	1,785,051
	FF&E	3 years	—	847,000
	Intangible-in please leases	2.5 years	—	1,583,200
	Less: Actual depreciation expense recorded in historical financial statements		—	(1,021,294)

	Total		—	3,278,024

South Bay Communities	Land	n/a	—	—
	Land improvements	15 years	30,850	41,133
	Buildings	39 years	1,320,481	1,760,641
	FF&E	3 years	353,750	471,667
	Intangible-in please leases	2.5 years	1,322,400	1,763,200
	Less: Actual depreciation expense recorded in historical financial statements		(1,479,714)	(2,286,654)

	Total		1,574,767	1,749,987

Pacific Northwest Communities	Land	n/a	—	—
	Land improvements	15 years	344,050	458,733
	Buildings	39 years	5,019,654	6,692,872
	FF&E	3 years	2,145,750	2,861,000
	Intangible-in please leases	2.5 years	4,084,800	5,446,400
	Less: Actual depreciation expense recorded in historical financial statements		(5,090,509)	(6,800,199)

	Total		6,503,745	8,658,806

Total - All properties			$8,078,512	$16,541,722

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations (continued)

(k)	Represents the reversal of historical interest expenses and loan cost amortization for the nine months ended September 30, 2013 and the year ended December 31, 2012 related to the acquisition of the South Bay Communities as no additional borrowings were obtained in connection with this acquisition.

(l)	Represents the estimated pro forma adjustments for interest expense and amortization of loan costs relating to the Capital Health Communities, Primrose II Communities, and the Primrose Communities and the reversal of interest expense and amortization of loan costs recorded in the Company’s historical results relating to the disposition of CHTSun IV, described in Note 2, for the Pro Forma Periods. The Pacific Northwest Communities, Primrose II Communities and the Primrose Communities contain variable rate debt. An increase in the LIBOR rate of .125% on the Company’s floating rate debt would have resulted in an increase in pro forma interest expense of the Pacific Northwest Communities, Primrose II Communities and Primrose Communities of approximately $0.08 million, $0.06 million and $0.02 million, respectively, for the year ended December 31, 2012. An increase in the LIBOR rate of .125% on the Company’s floating rate debt would have resulted in an increase in pro forma interest expense of the Pacific Northwest Communities of approximately $0.06 million for the nine months ended September 30, 2013.

(m)	Represents the elimination of equity in earnings (loss) of unconsolidated entities and the gain on sale of investment in unconsolidated entity recorded in the Company’s historical results of operations to reflect the impact of the disposition of the CHTSun IV transaction.

(n)	Represents the property management fees adjustment for the Pacific Northwest Communities detailed in the related party transactions Note 8 on page F-17 and F-32 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively. These fees are included in the general and administrative expenses on the statement of operations for the nine months ended September 30, 2013 at page F-8 and for the year ended December 31, 2012 at page F-22. The pro forma adjustment for property management fees due to the Property Manager in connection with the management of the Pacific Northwest Communities is estimated for the pro forma periods as described in Note 3 “Related Party Transactions.”

	Pro Forma Adjustments
	Reclassification of Historical Property Management	Pro Forma Adjustment	Pro Forma Nine Months Ended September 30,
Account Description	Fees		2013
General and administrative expenses	$(1,418,734)	$—	$(1,418,734)

Property management fees	$1,418,734	$(239,749)	$1,178,985

	Pro Forma Adjustments
	Reclassification of Historical Property Management	Pro Forma Adjustment	Pro Forma Year Ended December 31,
Account Description	Fees		2012
General and administrative expenses	$(2,082,112)	$—	$(2,082,112)

Property management fees	$2,082,112	$(524,375)	$1,557,737

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations (continued)

(o)	Represents the interest expense adjustment for the Pacific Northwest Communities. The other income is included in the historical interest expense, net on the statement of operations for the nine months ended September 30, 2013 at page F-8 and for the year ended December 31, 2012 at page F-22. The pro forma adjustment for interest expense of the Pacific Northwest Communities is estimated for the pro forma periods based on the loans as described in Note 2 “Pro Forma Transactions.”

	Pro Forma Adjustments
	Reclassification of Historical Other	Pro Forma Adjustment	Pro Forma Nine Months Ended September 30,
Account Description	Income		2013
Interest and other income	$10,289	$—	$10,289

Interest expense and loan cost amortization	$(10,289)	$(1,461,976)	$(1,472,265)

	Pro Forma Adjustments
	Reclassification of Historical Other	Pro Forma Adjustment	Pro Forma Year Ended December 31,
Account Description	Income		2012
Interest and other income	$316,688	$—	$316,688

Interest expense and loan cost amortization	$(316,688)	$(1,861,761)	$(2,178,449)

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Operations (continued)

(p)	The pro forma adjustment summarized below represents the Company’s equity in earnings (loss) generated from its unconsolidated interests in CHT GCI Partners, as described above, allocated between the Company and its partners. The following estimated operating results of the properties owned by CHT GCI Partners and equity in earnings (loss) of the Company are presented as if the investments had been made on January 1, 2012. These amounts were derived from the historical operating results of CHT GCI Partners for the periods presented and include the impact of the following pro forma adjustments:

•	In connection with the formation of the ventures, new management agreements were executed. Property operating expenses have been adjusted to reflect the impact of the new management agreements.

•	The formation of the ventures resulted in a new basis of accounting for the related assets. Depreciation and amortization has been adjusted to reflect the impact of this allocation on the carrying values of land, building and equipment.

•	As part of their formation transactions, the ventures entered into new financing arrangements. Interest expense and loan cost amortization has been adjusted to reflect the terms associated with the new financing arrangements.

Year ended December 31, 2012
Revenues	$4,600,804
Property operating expenses	(3,324,375)
Property management fees	(192,503)
Depreciation and amortization expense	(1,157,261)
Interest expense and loan cost amortization	(434,931)

Net income (loss)	(508,266)

Income (loss) allocable to venture partners on a pro forma basis (1)	(1,052,703)

Income (loss) allocable to the Company on a pro forma basis (1)	544,437
Amortization of capitalized costs on a pro forma basis	(10,798)
Less: Actual income (loss) recorded in historical financial statements	(179,367)

Pro forma adjustment	$354,272

(1)	Income (loss) is allocated between the Company and its joint venture partner using the HLBV method of accounting. Under this method, the Company recognizes income or loss in each period as if the net book value of the assets in the venture were hypothetically liquidated at the end of each reporting period.

(q)	For purposes of determining the historical weighted average number of shares of common stock outstanding, stock distributions issued and paid through the date of this filing are treated as if they were issued at the beginning of the periods presented.

As a result of the Pacific Northwest Communities, South Bay Communities, Capital Health Communities, the Primrose II Communities, CHT GCI Partners and the Primrose Communities being treated in the Pro Forma Condensed Consolidated Statement of Operations as having been acquired as of the period presented, the Company assumed approximately 22.6 million of additional shares of common stock were sold during 2012 in its Offering, and the net proceeds were available for the purchase of the Pacific Northwest Communities, South Bay Communities, Capital Health Communities, the Primrose II Communities, CHT GCI Partners and the Primrose Communities as of January 1, 2012. Consequently, the weighted average numbers of shares outstanding for the Pro Forma Periods were adjusted to reflect this amount of shares as being issued on January 1, 2012 instead of the actual dates issued, and were treated as outstanding for the full Pro Forma Periods. Pro forma earnings per share were calculated based on the weighted average number of shares of common stock outstanding, as adjusted. The additional weighted average number of common stock outstanding of approximately 10.2 million shares for the nine months ended September 30, 2013 is reflective of the aforementioned 22.6 million of additional shares assumed to be sold during 2012 being outstanding for the entire months ended September 30, 2013.